Exhibit 10.4

Execution Version

SECURITY AND PLEDGE AGREEMENT

This SECURITY AND PLEDGE AGREEMENT, dated as of January 16, 2026, (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) made by and among New Era Energy & Digital, Inc., a Nevada corporation (the “Borrower”), and Texas Critical Data Centers LLC, a Delaware limited liability company (the “Guarantor”), as grantors, pledgors, assignors and debtors (the Borrower, together with the Guarantor, in such capacities and together with any successors in such capacities, the “Grantors”, and each, a “Grantor”), in favor of SharonAI, Inc., a Delaware corporation, as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Lender”).

RECITALS

The Borrower and the Lender have, in connection with the execution and delivery of this Agreement, entered into that certain Membership Interest Purchase Agreement, dated as of the date of this Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), and that certain Senior Secured Convertible Promissory Note, dated as of the date of this Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”); capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

The Guarantor and the Lender have, in connection with the execution and delivery of this Agreement, the Purchase Agreement and the Loan Agreement, entered into that certain Guaranty dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”), pursuant to which, the Guarantor has unconditionally guaranteed the Secured Obligations (as hereinafter defined) under the Loan Agreement.

The Borrower and Guarantor will receive substantial direct and indirect benefits from the execution, delivery and performance of the obligations under the Purchase Agreement, the Loan Agreement and the other Loan Documents (as hereinafter defined) and each is, therefore, willing to enter into this Agreement.

This Agreement is given by each Grantor in favor of the Lender to secure the payment and performance of all of the Secured Obligations (as hereinafter defined).

It is a condition to the obligations of the Lender to make the Loan under the Loan Agreement and to consummate the transactions under the Purchase Agreement that each Grantor execute and deliver the applicable Loan Documents, including this Agreement.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor and the Lender hereby agree as follows:

Article I

DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions.

(a) Unless otherwise defined herein or in the Loan Agreement, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

(b) The following terms shall have the following meanings:

“Agreement” has the meaning set forth in the Preamble hereof.

“Borrower” has the meaning set forth in the Preamble hereof.

“Claims” means any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law against, all or any portion of the Pledged Collateral.

“Collateral Support” means all Property assigned, hypothecated or otherwise securing any Pledged Collateral and shall include any security agreement or other agreement granting a Lien or security interest in such Property.

“Contracts” means, collectively, with respect to the Guarantor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between the Guarantor and any third party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Control” means (i) with respect to any Deposit Account, “control,” within the meaning of Section 9-104 of the UCC, (ii) with respect to any Uncertificated Security, control within the meaning of Section 8-106(c) of the UCC, (iii) with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC, and (iv) with respect to any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in the jurisdiction relevant to such transferable record.

“Deposit Accounts” means, collectively, with respect to the Guarantor, (i) all “deposit accounts” as such term is defined in the UCC and in any event shall include all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.

“Distributions” means, collectively, with respect to each Grantor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities or Pledged Interests, from time to time received, receivable or otherwise distributed or distributable to such Grantor in respect of or in exchange for any or all of the Pledged Securities or Pledged Interests.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Excluded Account” means any Deposit Account.

“Excluded Property” means, collectively:

(i) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant, attachment or enforcement of a security interest therein would, under applicable federal law, impair the registrability of such applications or the validity or enforceability of registrations issuing from such applications;

(ii) motor vehicles and other assets subject to certificates of title (other than to the extent a Lien thereon can be perfected by the filing of a financing statement under the UCC);

(iii) those assets as to which the Lender shall reasonably determine, in writing, that the cost or other consequence of obtaining a Lien thereon or perfection thereof are excessive in relation to the benefit to the Lender of the security to be afforded thereby;

(iv) any asset or property to the extent that the grant of a security interest is prohibited by applicable law, rule or regulation or requires a consent not obtained of any Governmental Authority pursuant to such applicable law, rule or regulation, in each case after giving effect to the applicable anti-assignment provisions of the UCC and other applicable law and other than Proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition;

(v) any rights under any contract, agreement, license, permit or lease to the extent that a grant of a security interest therein is prohibited by, or would constitute a breach or default under, or would permit termination of, such contract, agreement, license, permit or lease (in each case, other than to the extent such restriction is rendered ineffective under the UCC or other applicable law), in each case, except to the extent such prohibition is unenforceable under applicable law;

(vi) any margin stock;

(vii) Excluded Accounts;

(viii) any securities accounts or commodity accounts for which Control is not obtained; and

(ix) commercial tort claims.

provided, however, “Excluded Property” shall not include any Proceeds, products, substitutions or replacements of any Excluded Property (unless such Proceeds, products, substitutions or replacements would constitute Excluded Property).

“First Priority” means, with respect to any Lien purported to be created in any Pledged Collateral pursuant to this Agreement, such Lien is the most senior lien to which such Pledged Collateral is subject (subject only to Liens permitted under the Loan Agreement, if any, which in the aggregate secure obligations of less than $1,000,000).

“Grantor” has the meaning set forth in the Preamble hereof.

“Guarantor” has the meaning set forth in the Preamble hereof.

“Intellectual Property Collateral” means, collectively, the patents, trademarks, copyrights, trade secrets, and all other industrial, intangible and intellectual property of any type, including mask works and industrial designs (in each case, excluding Excluded Property).

“Lender” has the meaning set forth in the Preamble hereof.

“Loan” means the loan made pursuant to the Loan Agreement.

“Loan Agreement” has the meaning set forth in the first Recital hereof.

“Loan Documents” means all of the agreements and documents entered into by certain of the parties to this Agreement that relate to or arise out of the Loan and/or the Loan Agreement, including, but not limited to, the Purchase Agreement, the Loan Agreement, this Agreement, the Guaranty and the Issuer Control Agreement.

“Material Adverse Effect” means any event, circumstance, development, or change that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition, or operations of the Grantors, taken as a whole, or the ability of the Grantors to comply in all material respects with the terms and conditions of each of the Loan Documents.

“Organizational Documents” means the certificate of incorporation and by-laws or any comparable organizational or formation documents of any business entity (including limited liability companies and partnerships).

“Payment in Full” means the payment in full in cash or other satisfaction (including by conversion) of all Obligations (other than contingent indemnification obligations for which no claim has been asserted) in accordance with the Loan Documents.

“Pledged Collateral” has the meaning set forth in Section 2.01.

“Pledged Interests” means, with respect to the Borrower, (i) all issued and outstanding Equity Interests of the Guarantor that are owned by the Borrower and all options, warrants, rights, agreements and additional Equity Interests of whatever class of the Guarantor acquired by the Borrower in any manner, together with all claims, rights, privileges, authority and powers of the Borrower relating to such Equity Interests in the Guarantor or under any Organizational Document of the Guarantor, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of the Borrower in the entries on the books of any financial intermediary pertaining to such Equity Interests, including the Equity Interests listed in Schedule 1 hereof, (ii) all additional Equity Interests of the Guarantor from time to time acquired by or issued to the Borrower and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer from time to time acquired by the Borrower in any manner, together with all claims, rights, privileges, authority and powers of the Borrower relating to such Equity Interests or under any Organizational Document of the Guarantor, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of the Borrower in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by the Borrower in any manner, and (iii) all Equity Interests issued in respect of the Equity Interests referred to in clause (i) or (ii) upon any consolidation or merger of any issuer of such Equity Interests.

“Pledged Securities” means, with respect to the Guarantor, (i) all issued and outstanding Equity Interests of each issuer that are owned by the Guarantor and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by the Guarantor in any manner, together with all claims, rights, privileges, authority and powers of the Guarantor relating to such Equity Interests in each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of the Guarantor in the entries on the books of any financial intermediary pertaining to such Equity Interests, including the Equity Interests listed in Schedule 1 hereof, (ii) all additional Equity Interests of any issuer from time to time acquired by or issued to the Guarantor and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer from time to time acquired by the Guarantor in any manner, together with all claims, rights, privileges, authority and powers of the Guarantor relating to such Equity Interests or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of the Guarantor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by the Guarantor in any manner, and (iii) all Equity Interests issued in respect of the Equity Interests referred to in clause (i) or (ii) upon any consolidation or merger of any issuer of such Equity Interests.

“Receivables” means all (i) accounts, (ii) chattel paper, (iii) payment intangibles, (iv) instruments, (v) general intangibles, and (vi) to the extent not otherwise covered above, all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of Grantors’ rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Records relating thereto.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors and representatives of it and its Affiliates.

“Secured Obligations” means (i) obligations of the Borrower and the Guarantor from time to time arising under the Loan Agreement, any other Loan Document or otherwise with respect to the due and prompt payment of (A) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding (“Postpetition Interest”)) on the Loan, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (B) all other monetary obligations, including fees, costs, attorneys’ fees and disbursements, reimbursement obligations, contract causes of action, expenses and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower and the Guarantor under or in respect of any Loan Document, and (ii) the due and prompt performance of all other covenants, duties, debts, obligations and liabilities of any kind of the Borrower and the Guarantor, individually or collectively, under or in respect of the Loan Agreement, this Agreement, the other Loan Documents or any other document made, delivered or given in connection with any of the foregoing, in each case whether evidenced by a note or other writing, whether allowed in any bankruptcy, insolvency, receivership or other similar proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise.

“Securities Collateral” means, collectively, the Pledged Securities, the Pledged Interests, and the Distributions.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of the applicable Grantor’s organization; provided, however, that if by reason of mandatory provisions of law, any or all of the perfection or priority of the Lender’s security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than such State, the term “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

Interpretation. All references in this Agreement to Sections are references to Sections of this Agreement unless otherwise specified.

Resolution of Drafting Ambiguities. Each Grantor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Agreement, that it and its counsel reviewed and participated in the preparation and negotiation of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Lender) shall not be employed in the interpretation of this Agreement.

Schedules. The Lender and each Grantor agree that the Schedules hereof and all descriptions of Pledged Collateral contained in the Schedules and all amendments and supplements thereto are and shall at all times remain a part of this Agreement. All references in this Agreement to Schedules are references to Schedules of this Agreement unless otherwise specified.

Article II

Grant of security interest AND PLEDGE

Grant of Security Interest and Pledge. As collateral security for the Payment in Full of all the Secured Obligations, the Borrower hereby pledges to the Lender, and grants to the Lender a Lien on and security interest in and to, all of the right, title and interest of the Borrower in, to and under the Pledged Interests and all Distributions, Proceeds and products of the Pledged Interests and all accessions of and to, substitutions and replacements for, the Pledged Interests, and the Guarantor hereby pledges to the Lender, and grants to the Lender a Lien on and security interest in and to, all of the right, title and interest of such Grantor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the grants by both the Borrower and the Guarantor, the “Pledged Collateral”):

(a) all accounts;

(b) all equipment, goods, inventory and fixtures;

(c) all documents, instruments and chattel paper;

(d) all letters of credit and letter-of-credit rights;

(e) all Securities Collateral;

(f) all investment property;

(g) all Intellectual Property Collateral;

(h) all General Intangibles;

(i) all Contracts;

(j) all supporting obligations;

(k) all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records relating to the Pledged Collateral and any General Intangibles at any time evidencing or relating to any of the foregoing; and

(l) to the extent not covered by clauses (a) through (l) of this sentence, all other personal property assets and related rights of the Guarantor, whether tangible or intangible, all Proceeds and products of each of the foregoing and all accessions of and to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to the Guarantor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in clauses (a) through (m) above, (i) the security interest created by this Agreement shall not extend to, and the term “Pledged Collateral” shall not include, any Excluded Property, provided that, if any Excluded Property would have otherwise constituted Pledged Collateral, when such property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Pledged Collateral and (ii) no Grantor shall be required to (x) take perfection steps with respect to Excluded Property, (y) obtain third-party consents where such consents are not obtainable after the use of commercially reasonable efforts or are not required by applicable law to perfect a security interest in such collateral or (z) take any perfection steps beyond the filing of UCC-1 financing statements and the execution of a customary issuer control agreement with respect to the Equity Interests in the Guarantor.

The Grantors shall from time to time at the reasonable request of the Lender, give written notice to the Lender identifying in reasonable detail the Excluded Property (and stating in such notice that such Excluded Property constitutes “Excluded Property”) and shall provide to the Lender such other information regarding the Excluded Property as the Lender may reasonably request.

Section 2.02 Filings.

(a) Each Grantor hereby irrevocably authorizes the Lender at any time and from time to time to file in any relevant jurisdiction any UCC-1 central office financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including (i) whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor, and (ii) any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder, without the signature of such Grantor where permitted by law, provided that financing statements shall describe the collateral by reference to this Agreement or with a description customary and reasonably specific for such collateral (and not as “all assets”, except as permitted by applicable law and agreed by the applicable Grantor). Each Grantor agrees to provide all information described in the immediately preceding sentence or otherwise necessary to such filings to the Lender promptly upon request by the Lender. The Lender shall provide copies of any financing statements and amendments filed hereunder to the applicable Grantor promptly following filing.

(b) Each Grantor hereby ratifies its authorization for the Lender to have filed in any relevant jurisdiction any initial financing statements or amendments thereto relating to the Pledged Collateral if filed prior to the date hereof.

Article III

Perfection and further assurances

Perfection of Certificated Securities Collateral. Each Grantor represents and warrants that all certificates, agreements or instruments representing or evidencing any of the Securities Collateral in existence on the date hereof that is certificated have been delivered to the Lender in suitable form for transfer by delivery or accompanied by duly executed undated instruments of transfer or assignment in blank and that (assuming continuing possession by the Lender of any such Securities Collateral) the Lender has a perfected First Priority security interest therein. Each Grantor hereby agrees that all certificates, agreements or instruments representing or evidencing the Securities Collateral acquired by such Grantor after the date hereof, shall immediately upon receipt thereof by such Grantor be held by or on behalf of and delivered to the Lender in suitable form for transfer by delivery or accompanied by duly executed undated instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender.

The Lender shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Lender or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder.

Perfection of Uncertificated Securities Collateral. Each Grantor represents and warrants that the Lender has a perfected First Priority security interest in all uncertificated Pledged Securities and Pledged Interests pledged by it hereunder that are in existence on the date hereof. Each Grantor hereby agrees that if any of the Pledged Securities or Pledged Interests are at any time not evidenced by certificates of ownership, such Grantor will (a) cause the issuer thereof to either (i) register the Lender as the registered owner of such securities or (ii) agree in an authenticated record with such Grantor and the Lender that such issuer will comply with instructions with respect to such securities originated by the Lender without further consent of such Grantor, such authenticated record to be in form and substance satisfactory to the Lender, and (b) in the event such Pledged Securities or Pledged Interests, as applicable, become certificated, to deliver such Pledged Securities or Pledged Interests, as applicable, to the Lender in accordance with the provisions of Section 3.01.

Maintenance of Perfected Security Interest. Each Grantor authorizes the Lender to file all UCC-1 central office financing statements necessary to perfect the security interest granted by it to the Lender in respect of the Pledged Collateral in each governmental, municipal or other office specified in Schedule 2 hereof. Each Lender may maintain the security interest created by this Agreement in the Pledged Collateral as a perfected First Priority security interest to the extent provided herein at Grantors’ sole cost and expense.

Further Assurances. Subject to the limitations set forth in this Agreement, each Grantor shall take such further actions, and execute and/or deliver to the Lender such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, and will obtain such governmental consents and corporate or limited liability company approvals and will cause to be done all such things, as the Lender may in its reasonable judgment deem necessary or appropriate in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted in the Pledged Collateral as provided herein and the rights and interests granted to the Lender hereunder, and enable the Lender to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of any financing statements, continuation statements and other documents under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby, all in form reasonably satisfactory to the Lender and in such offices wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Lender hereunder, as against third parties, with respect to the Pledged Collateral. With respect to all Pledged Collateral of a Grantor over which the Lender may obtain “control” within the meaning of section 8-106 of the UCC, such Grantor shall take all actions as may be requested from time to time by the Lender so that control of such Pledged Collateral is obtained and at all times held by the Lender. Without limiting the generality of the foregoing, but subject to applicable law, each Grantor shall, at any time an Event of Default is continuing, make, execute, endorse, acknowledge, file or refile and/or deliver to the Lender from time to time upon reasonable request by the Lender such lists, schedules, descriptions and designations of the Pledged Collateral, statements, copies of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as the Lender shall reasonably request. If an Event of Default has occurred and is continuing, the Lender may further institute and maintain, in its own name or in the name of any Grantor, such suits and proceedings as the Lender may deem necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Grantors.

Article IV

Representations, warranties and covenants

Each Grantor represents, warrants and covenants as follows:

Section 4.01 Loan Agreement Representations.

(a) [Reserved].

(b) Existence. Except to the extent not reasonably expected to result in a Material Adverse Effect, each Grantor (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (iii) is in compliance with all applicable laws.

(c) Power and Authorization. Except to the extent not reasonably expected to result in a Material Adverse Effect, each Grantor has the power and authority, and the legal right, to own or lease and operate its property, and to carry on the business as now conducted and as proposed to be conducted, and to execute, deliver and perform the Loan Documents to which it is a party. Except to the extent not reasonably expected to result in a Material Adverse Effect, each Grantor has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents except for filings required to perfect or enforce the security interests contemplated hereby. Each Loan Document has been duly executed and delivered by each Grantor thereto.

(d) Enforceability. This Agreement constitutes, and each other Loan Document when delivered hereunder will constitute, a legal, valid and binding obligation of each Grantor thereto, enforceable against each such Grantor in all material respects in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(e) No Contravention. The execution, delivery and performance of this Agreement and the other Loan Documents will not violate any applicable law or any obligation arising from any contract of any Grantor and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or assets pursuant to any applicable law or any such obligation arising from any contract (other than the Liens created by the Loan Documents).

(f) No Litigation. No action, suit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against any Grantor or against any of its property or assets (i) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (ii) that could reasonably be expected to have a Material Adverse Effect.

Ownership of Property and No Other Liens. Each Grantor is the sole, direct, legal and beneficial owner of all Securities Collateral pledged hereunder, and has good and marketable title to all its Pledged Collateral, and none of such property is subject to any Lien, claim, option or right of others, except for the security interest granted to the Lender and Liens permitted under the Loan Agreement. No Person other than the Lender has control or possession of all or any part of the Pledged Collateral, except as not prohibited by the Loan Agreement.

Perfected First Priority Security Interest. This Agreement is effective to create in favor of the Lender, a legal, valid and enforceable security interest in the Pledged Collateral and the Proceeds thereof. In the case of the certificated Pledged Securities or Pledged Interests, when stock certificates representing such Pledged Securities or Pledged Interests are delivered to the Lender and in the case of the other Pledged Collateral, when financing statements specified on Schedule 2 hereof in appropriate form are filed in the offices specified on Schedule 2 hereof, this Agreement shall constitute, and will at all times constitute, a fully perfected First Priority Lien on, and security interest in, all rights, title and interest of the Grantors in such Pledged Collateral and the Proceeds thereof, as security for the Secured Obligations.

Section 4.05 No Transfer of Pledged Collateral. No Grantor shall sell, offer to sell, dispose of, convey, assign or otherwise transfer, or grant any option with respect to, restrict, or grant, create, permit or suffer to exist any Lien on, any of the Pledged Collateral pledged by it hereunder or any interest therein except as not prohibited by the Loan Agreement.

Claims Against Pledged Collateral. Each Grantor shall, at its own cost and expense, defend title to the Pledged Collateral and the First Priority security interest and Lien granted to the Lender with respect thereto against all claims and demands of all Persons at any time claiming any interest therein adverse to the Lender other than Liens permitted under the Loan Agreement. Except as permitted by the Loan Agreement or any other Loan Document, there is no agreement, order, judgment or decree, and no Grantor shall enter into any agreement or take any other action, that could restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict with such Grantors’ obligations or the rights of the Lender hereunder.

Other Financing Statements. No Grantor shall execute, authorize or permit to be filed in any recording office any financing statement or other instrument similar in effect covering all or any part of the Pledged Collateral or listing such Grantor as debtor with respect to all or any part of the Pledged Collateral, except financing statements and other instruments filed in respect of Liens not prohibited under the Loan Agreement.

Changes in Name, Jurisdiction of Organization, Etc. On the date hereof, such Grantor’s type of organization, jurisdiction of organization, legal name, Federal Taxpayer Identification Number, organizational identification number (if any) and chief executive office or principal place of business are indicated next to its name in Schedule 3 hereof. Schedule 3 also lists all of such Grantor’s jurisdictions and types of organization, legal names and locations of chief executive office or principal place of business at any time during the four months preceding the date hereof, if different from those referred to in the preceding sentence.

Such Grantor shall not, except upon not less than 10 days’ prior written notice to the Lender, and delivery to the Lender of all additional information and other documents reasonably requested by the Lender to maintain the validity, perfection and priority of the security interests provided for herein:

(a) change its legal name, identity, or type of organization; or

(b) change its jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, organizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction).

Such Grantor shall, prior to or substantially concurrently with any change described in the preceding sentence, take all actions reasonably requested by the Lender to maintain the perfection and priority of the security interest of the Lender in the Pledged Collateral intended to be granted hereunder.

Pledged Securities, and Pledged Interests. Schedule 1 sets forth a complete and accurate list of all Pledged Securities, Pledged Interests held by such Grantor as of the date hereof. The Pledged Interests pledged by the Borrower hereunder constitute all of the issued and outstanding Equity Interests of the Guarantor owned by the Borrower. All of the Pledged Securities and Pledged Interests existing on the date hereof have been, and to the extent any Pledged Securities or Pledged Interests are hereafter issued, such Pledged Securities and Pledged Interests will be, upon such issuance, duly authorized and validly issued.

Each Grantor shall, upon obtaining any Pledged Securities or Pledged Interests of any Person, accept the same in trust for the benefit of the Lender and promptly (but in any event within ten Business Days after receipt thereof) deliver to the Lender an updated Schedule 1, and the certificates and other documents required under Section 3.01 and Section 3.02 in respect of the additional Pledged Securities or Pledged Interests which are to be pledged pursuant to this Agreement, and confirming the Lien hereby created on such additional Pledged Securities or Pledged Interests.

Approvals. While any Event of Default is continuing, in the event that the Lender desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the request of the Lender, such Grantor agrees to assist the Lender in obtaining as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

Pledged Collateral Information. All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to the Lender, in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate in all material respects.

Article V

Securities collateral

Section 5.01 Existing Voting Rights and Distributions.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Loan Agreement or any other Loan Document provided, however, that no Grantor shall in any event exercise such rights in any manner which could reasonably be expected to have a Material Adverse Effect.

(ii) Each Grantor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all (A) non-cash Distributions paid, received or otherwise distributed in respect of, or in exchange for, any Securities Collateral, (B) cash Distributions paid in respect of any Securities Collateral in connection with a liquidation or dissolution or reorganization or in connection with a reduction of capital, capital surplus, stock-split, spin-off or similar rearrangement and (C) cash paid or otherwise distributed in respect of principal, or redemption of, or in exchange for, any Securities Collateral.

(b) The Lender shall be deemed without further action to have granted to each Grantor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Grantor and at the sole cost and expense of such Grantor, from time to time execute and deliver (or cause to be executed and delivered) to such Grantor all such instruments as such Grantor may reasonably request in order to permit such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.01(a)(i) and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.01(a)(ii).

(c) Upon the occurrence and during the continuance of any Event of Default and delivery by Lender of 5 Business Days’ prior written notice electing its rights and remedies under this Section 5.01(c):

(i) All rights of each Grantor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.01(a)(i) shall immediately cease, and all such rights shall thereupon become vested in the Lender, which shall have the sole right to exercise such voting and other consensual rights.

(ii) All rights of each Grantor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.01(a)(ii) shall immediately cease and all such rights shall thereupon become vested in the Lender, which shall have the sole right to receive and hold such Distributions as Pledged Collateral.

(d) Each Grantor shall, at its sole cost and expense, from time to time execute and deliver to the Lender appropriate instruments as the Lender may reasonably request in order to permit the Lender to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.01(c)(i) and to receive all Distributions which it may be entitled to receive under Section 5.01(c)(ii).

(e) All Distributions which are received by any Grantor contrary to the provisions of Section 5.01(c) shall be received in trust for the benefit of the Lender, shall be segregated from other funds of such Grantor and shall promptly (but in any event within five Business Days after receipt thereof by such Grantor) be paid over to the Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

Section 5.02 Certain Agreements of Grantors.

(a) In the case of each Grantor which is an issuer of Securities Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(b) In the case of each Grantor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Grantor hereby (i) consents to the extent required by the applicable Organizational Document to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Securities and Pledged Interests in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Securities or Pledged Interests to the Lender or its nominee and to the substitution of the Lender or its nominee as a substituted partner, shareholder or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be and (ii) irrevocably waives until the Termination Date any and all provisions of the applicable Organization Documents that conflict with the terms of this Agreement or prohibit, restrict, condition or otherwise affect the grant hereunder of any Lien on any of the Pledged Collateral or any enforcement action which may be taken in respect of any such Lien.

Article VI

RECEIVABLES

Section 6.01 Dealing With Receivables. The Guarantor shall keep and maintain at its own cost and expense complete records of each Receivable, including records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. The Guarantor shall, at the Guarantor’s sole cost and expense, upon the Lender’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver copies of all tangible evidence of Receivables, including copies of all documents evidencing Receivables and any books and records relating thereto to the Lender or to its representatives.

Section 6.03 Modification of Receivables. Other than in the ordinary course of business, the Guarantor will not (a) grant any extension of the time of payment of any Receivable, (b) compromise or settle any Receivable for less than the full amount thereof, (c) release, wholly or partially, any Person liable for the payment of any Receivable, (d) allow any credit or discount whatsoever on any Receivable or (e) amend, supplement or modify any Receivable in any manner that would reasonably be expected to adversely affect the recoverable value thereof.

Article VII

Remedies

Section 7.01 Remedies.

(a) If any Event of Default shall have occurred and be continuing, the Lender may exercise, without any other notice to or demand upon any Grantor, in addition to the other rights and remedies provided for herein or in any other Loan Document or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Pledged Collateral) and also may:

(i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Lender immediately, assemble the tangible Pledged Collateral or any part thereof, as directed by the Lender and make it available to the Lender at a place and time to be designated by the Lender;

(ii) (A) exercise any voting rights relating to the Pledged Collateral (whether or not the same shall have been transferred into its name or the name of its nominee) for any lawful purpose, including for the liquidation of the assets of the issuer and the amendment or modification of the Organizational Documents of any issuer, (B) give all consents, waivers, approvals, and ratifications in respect of such Pledged Collateral, (C) receive all amounts payable in respect of the Pledged Collateral otherwise payable under Section 5.01(a)(ii) to the respective Grantor, and (D) otherwise act with respect to the Pledged Collateral as though it were the outright owner thereof (the Grantors hereby irrevocably constituting and appointing the Lender the proxy and attorney-in-fact of the Grantors, with full power and authority of substitution, to do so);

(iii) without notice except as specified below, sell, resell, assign and deliver or grant a license to use or otherwise dispose of the Pledged Collateral or any part thereof, in one or more parcels at public or private sale, at any of the Lender’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable;

(iv) occupy any premises owned or leased by any of the Grantors where the Pledged Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation;

(v) cause all or any part of the Pledged Collateral held by it to be transferred into its name or the name of its nominee; and

(vi) exercise any and all rights and remedies of any of the Grantors under or in connection with the Pledged Collateral, or otherwise in respect of the Pledged Collateral, including without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Contracts, the Receivables, and the other Pledged Collateral, (B) exercise all other rights and remedies with respect to the Receivables, and the other Pledged Collateral, including without limitation, those set forth in Section 9-607 of the UCC and (C) exercise any and all voting, consensual and other rights with respect to any Pledged Collateral.

(b) Each Grantor agrees that, unless the Pledged Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Pledged Collateral, if permitted by applicable law, the Lender may be the purchaser, licensee, assignee or recipient of the Pledged Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Pledged Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by it of any rights hereunder. Each Grantor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Pledged Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Pledged Collateral and any other security for the Secured Obligations or otherwise. The Lender shall not be liable for failure to collect or realize upon any or all of the Pledged Collateral or for any delay in so doing nor shall it be under any obligation to take any action with regard thereto. The Lender shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Lender to dispose of the Pledged Collateral or any portion thereof by utilizing internet sites that provide for the auction of assets of the type included in the Pledged Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. The Lender shall not be obligated to clean-up or otherwise prepare the Pledged Collateral for sale.

(c) If any Event of Default shall have occurred and be continuing, all payments received by any Grantor in respect of the Pledged Collateral shall be received in trust for the benefit of the Lender, shall be segregated from other funds of such Grantor and shall be forthwith paid over the Lender in the same form as so received (with any necessary endorsement).

(d) If any Event of Default shall have occurred and be continuing, the Lender may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set off and otherwise apply all or part of the Secured Obligations against any funds deposited with it or held by it.

(e) If any Event of Default shall have occurred and be continuing, upon the written demand of the Lender, each Grantor shall execute and deliver to the Lender an assignment or assignments of any or all of the Intellectual Property Collateral and such other documents and take such other actions as are necessary or appropriate to carry out the intent and purposes hereof.

(f) If the Lender shall determine to exercise its right to sell all or any of the Securities Collateral of any Grantor pursuant to this Section 7.01, each Grantor agrees that, upon request of the Lender, such Grantor will, at its own expense:

(i) provide the Lender with such information and projections as may be necessary or, in the opinion of the Lender, advisable to enable the Lender to effect the sale of such Securities Collateral;

(ii) cause any registration, qualification under or compliance with any Federal or state securities law or laws to be effected with respect to all or any part of the Securities Collateral as soon as practicable and at the sole cost and expense of the Grantors. Each Grantor will cause such registration to be effected (and be kept effective) and will cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Securities Collateral including registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with all other requirements of any Governmental Authority; and

(iii) do or cause to be done all such other acts and things as may be necessary to make such sale of such Securities Collateral or any part thereof valid and binding and in compliance with applicable law.

(g) The Lender is authorized, in connection with any sale of the Securities Collateral pursuant to this Section 7.01, to deliver or otherwise disclose to any prospective purchaser of the Securities Collateral: (i) any registration statement or prospectus, and all supplements and amendments thereto, prepared pursuant to Section 7.01(f); (ii) any information and projections provided to it pursuant to Section 7.01(f), and (iii) any other information in its possession relating to such Securities Collateral.

(h) Each Grantor recognizes that the Lender may be unable to effect a public sale or other disposition of the Pledged Collateral due to the lack of a ready market for the Pledged Collateral, a limited number of potential buyers of the Pledged Collateral or certain prohibitions contained in the Securities Act of 1933, state securities laws, and other applicable laws, and that the Lender may be compelled to resort to one or more private sales or other dispositions thereof to a restricted group of purchasers. Each Grantor agrees that such private sales or other dispositions may be at prices and other terms less favorable to the seller than if sold at public sales or other dispositions and that such private sales or other dispositions shall not solely by reason thereof be deemed not to have been made in a commercially reasonable manner. The Lender shall be under no obligation hereunder or otherwise (except as provided by applicable law) to delay a sale or other disposition of any of the Pledged Collateral for the period of time necessary to permit the registration of such securities for public sale or other public disposition under the Securities Act of 1933 and applicable state securities laws. Any such sale or other disposition of all or a portion of the Pledged Collateral may be for cash or on credit or for future delivery and may be conducted at a private sale or other disposition where the Lender or any other person or entity may be the purchaser of all or part of the Pledged Collateral so sold or otherwise disposed of. Each Grantor agrees that to the extent notice of sale or other disposition shall be required by law, at least ten days’ prior notice to the applicable Grantor of the time and place after which any private sale is to be made shall constitute reasonable notification. Subject to the foregoing, the Lender agrees that any sale or other disposition of the Pledged Collateral shall be made in a commercially reasonable manner. The Lender shall incur no liability as a result of the sale or other disposition of any of the Pledged Collateral, or any part thereof, at any private sale which complies with the requirements of this Section 7.01. Each Grantor hereby waives, to the extent permitted by applicable law, any claims against the Lender arising by reason of the fact that the price at which any of the Pledged Collateral, or any part thereof, may have been sold or otherwise disposed of at such private sale was less than the price that might have been obtained at a public sale or other public disposition, even if the Lender accepts the first offer deemed by the Lender on good faith to be commercially reasonable under the circumstances and does not offer any of the Pledged Collateral to more than one offeree.

No Waiver and Cumulative Remedies. The Lender shall not by any act (except by a written instrument pursuant to Section 8.04), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure on the part of the Lender to exercise, no course of dealing with respect to, and no delay on the part of the Lender in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Lender be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

Application of Proceeds. Upon the exercise by the Lender of its remedies hereunder, any proceeds received by the Lender in respect of any realization upon any Pledged Collateral shall be applied, together with any other sums then held by the Lender pursuant to this Agreement, in accordance with the Loan Agreement. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any attorneys employed by the Lender to collect such deficiency.

Article VIII

MISCELLANEOUS

Power of Attorney. Each Grantor hereby appoints the Lender its attorney-in-fact, with full power and authority in the place and stead of such Grantor and in the name of such Grantor, or otherwise, from time to time during the existence of an Event of Default in the Lender’s discretion to take any action and to execute any instrument consistent with the terms of the Loan Agreement and the other Loan Documents which the Lender may deem necessary or advisable to accomplish the purposes hereof (but the Lender shall not be obligated to and the Lender shall not have any liability to such Grantor or any third party for failure to so do or take action). Except where earlier or specific notice is expressly required by the terms of this Agreement, the Lender shall use commercially reasonable efforts to provide notice to the applicable Grantor prior to taking any action taken in the preceding sentence; provided, that failure to deliver such notice shall not limit the Lender’s right to take such action or the validity of any such action. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

Continuing Security Interest and Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) be binding upon the Grantors, their respective successors and assigns and (b) inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender and each of its permitted successors, transferees and assigns and their respective officers, directors, employees, affiliates, agents, advisors and controlling Persons; provided that, no Grantor shall assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender and any attempted assignment or transfer without such consent shall be null and void.

Section 8.03 Termination and Release.

(a) Upon Payment in Full, the Pledged Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Lender and each Grantor hereunder shall terminate, all without delivery of any instrument or any further action by any party, and all rights to the Pledged Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Lender shall deliver to such Grantor any Pledged Collateral held by the Lender hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) If any of the Pledged Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction not prohibited by the Loan Agreement, then the Lien created pursuant to this Agreement in such Pledged Collateral shall be released, and the Lender, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases and other documents necessary or advisable for the release of the Liens created hereby on such Pledged Collateral; provided that the Borrower shall provide to the Lender evidence of such transaction’s compliance with the Loan Agreement and the other Loan Documents as the Lender shall reasonably request. At the request and sole expense of the Borrower, a Grantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Grantor are sold, transferred or otherwise disposed of in a transaction not prohibited by the Loan Agreement; provided that the Borrower shall have delivered to the Lender, at least five Business Days (or such shorter period reasonably acceptable to the Lender) prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, together with a certification by the Borrower stating that such transaction is in compliance with the Loan Agreement and the other Loan Documents.

Modification in Writing. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by any Grantor therefrom shall be effective, except by a written instrument signed by the Lender and the Grantors in accordance with the terms of the Loan Agreement. Any amendment, modification or supplement of any provision hereof, any waiver of any provision hereof and any consent to any departure by any Grantor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given.

Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing (including electronic mail as permitted in this Agreement after confirmed received) and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified; (ii) when sent and confirmed received, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 8.05.

Indemnity and Expenses.

(a) Each Grantor hereby agrees to indemnify and hold harmless the Lender and each Related Party of the Lender (each such Person being called an “Indemnitee”) from any losses, damages, liabilities, claims and related reasonable and documented out-of-pocket expenses (including the reasonable and documented out-of-pocket fees and expenses of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable and documented fees, expenses and time charges for attorneys who are employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Grantor) other than such Indemnitee and its Related Parties arising out of, in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement) or any failure of any Secured Obligations to be the legal, valid, and binding obligations of any Grantor enforceable against such Grantor in accordance with their terms, whether brought by a third party or by such Grantor or any other Grantor, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee, or (ii) result from a claim brought by any Grantor against an Indemnitee for breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Grantor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(b) To the fullest extent permitted by applicable law, each party hereto hereby agrees not to assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby. No party hereto shall be liable for any damages arising from the use of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby by unintended recipients.

(c) Each Grantor agrees to pay or reimburse the Lender for all its reasonable costs and expenses incurred in collecting against such Grantor its Secured Obligations or otherwise protecting, enforcing or preserving any rights or remedies under this Agreement and the other Loan Documents to which such Grantor is a party, including the reasonable fees and other charges of counsel (including the reasonable allocated fees and expenses of internal counsel) to the Lender.

(d) All amounts due under this Section 8.06 shall be payable not later than thirty Days after written demand therefor, shall constitute Secured Obligations and shall bear interest until paid at a rate per annum equal to the highest rate per annum at which interest would then be payable on any past due Loan under the Loan Agreement.

(e) Without prejudice to the survival of any other agreement of any Grantor under this Agreement or any other Loan Documents, the agreements and obligations of each Grantor contained in this Section 8.06 shall survive termination of the Loan Documents and Payment in Full.

Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of Delaware.

Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

Counterparts; Integration; Effectiveness. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. This Agreement and the other Loan Documents, constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of similar import in this Agreement shall be deemed to include electronic or digital signatures or electronic records, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001 to 7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA, including the New York Electronic Signatures and Records Act (N.Y. Tech. §§ 301 to 309).

No Release. Nothing set forth in this Agreement or any other Loan Document, nor the exercise by the Lender of any of the rights or remedies hereunder, shall relieve any Grantor from the performance of any term, covenant, condition or agreement on such Grantor’s part to be performed or observed in respect of any of the Pledged Collateral or from any liability to any Person in respect of any of the Pledged Collateral or shall impose any obligation on the Lender to perform or observe any such term, covenant, condition or agreement on such Grantor’s part to be so performed or observed or shall impose any liability on the Lender for any act or omission on the part of such Grantor relating thereto or for any breach of any representation or warranty on the part of such Grantor contained in this Agreement, the Loan Agreement or the other Loan Documents, or in respect of the Pledged Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, the Lender shall not have any obligation or liability under any contracts, agreements and other documents included in the Pledged Collateral by reason of this Agreement, nor shall the Lender be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Pledged Collateral. The obligations of each Grantor contained in this Section 8.10 shall survive the termination hereof and the discharge of such Grantor’s other obligations under this Agreement, the Loan Agreement and the other Loan Documents.

Obligations Absolute. Except for specific notices required hereunder, each Grantor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Pledged Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. All obligations of each Grantor hereunder shall be absolute and unconditional irrespective of:

(a) any illegality or lack of validity or enforceability of any Secured Obligation or any Loan Document or any related agreement or instrument;

(b) any change in the time, place or manner of payment of, or in any other term of, the Secured Obligations or any other obligation of any Grantor under any Loan Document, or any rescission, waiver, amendment or other modification of any Loan Document or any other agreement, including any increase in the Secured Obligations resulting from any extension of additional credit or otherwise;

(c) any taking, exchange, substitution, release, impairment or non-perfection of any Pledged Collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for the Secured Obligations;

(d) any manner of sale, disposition or application of proceeds of any Pledged Collateral or any other collateral or other assets to all or part of the Secured Obligations;

(e) any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations;

(f) any change, restructuring or termination of the corporate structure, ownership or existence of any Grantor or any of its Subsidiaries or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any Secured Obligations;

(g) any failure of Lender to disclose to any Grantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Grantor now or hereafter known to Lender; each Grantor waiving any duty of the Lender to disclose such information;

(h) the release or reduction of liability of any Grantor or other grantor or surety with respect to the Secured Obligations;

(i) the failure of Lender to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise;

(j) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Borrower against Lender; or

(k) any other circumstance or manner of administering the Loans or any existence of or reliance on any representation by Lender, in each case that would reasonably be expected to adversely impact the credit risk of any Grantor or otherwise operate as a defense available to, or a legal or equitable discharge of, any Grantor or any other guarantor or surety.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BORROWER:	New Era Energy & Digital, Inc., a Nevada corporation

	By:	/s/ E. Will Gray II
	Name:	E. Will Gray II
	Title:	Chief Executive Officer
	Address:	4501 Santa Rosa Drive, Midland, Texas 79707
	Email:	will@newerainfra.ai

GUARANTOR:	Texas Critical Data Centers LLC, a Delaware limited liability company

	By:	/s/ E. Will Gray II
	Name:	E. Will Gray II
	Title:	Manager
	Address:	4501 Santa Rosa Drive, Midland, Texas 79707
	Email:	will@newerainfra.ai

LENDER:	SharonAI, Inc., a Delaware corporation

	By:	/s/ James Manning
	Name:	James Manning
	Title:	Chair
	Address:	745 Fifth Ave., Suite 500 New York, NY 10151
	Email:	james@sharonai.com

Schedule 1

Description of Investment Property

Pledged Interests:

Owner	Issuer	Type of Equity Interest	% of Ownership Interest	Certificated/Certificate Number or Uncertificated
New Era Energy & Digital, Inc.	Texas Critical Data Centers LLC	Membership interest in Delaware limited liability company	100%	Uncertificated

Schedule 2

Filings Required to Perfect Security Interests

Uniform Commercial Code Central Office Filings

Financing Statement to be filed with the Secretary of State of Nevada, naming the Borrower as the Debtor and the Lender as the Secured Party.

Financing Statement to be filed with the Secretary of State of Delaware, naming the Guarantor as the Debtor and the Lender as the Secured Party.

Schedule 3

Organizational Information

Legal Name	Jurisdiction of Organization	Type of Organization	Organizational Number	Federal EIN	Chief Executive Office / Principal Place of Business
New Era Energy & Digital, Inc.	Nevada	Corporation	NV20243146490	99-3749880	4501 Santa Rosa Drive, Midland, TX 79707
Texas Critical Data Centers LLC	Delaware	Limited liability company	10017386	33-3798942	4501 Santa Rosa Drive, Midland, TX 79707